Exhibit 99.1

NEWS RELEASE

Release Date:	Monday, April 25, 2011

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports Record 2011 First Quarter Operating Results (unaudited)

Oneida, NY, April 25, 2011 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced record first quarter operating results.  Net income for the three months ended March 31, 2011 was $1.4 million, or $0.20 diluted earnings per share, compared to $627,000, or $0.09 diluted earnings per share, for the three months ended March 31, 2010.  The increase in net income during the respective first quarter periods is primarily the result of an increase net interest income, an increase in non-interest income, a decrease in net investment losses and an increase in the value of our trading securities, partially offset by an increase in non-interest expenses and an increase in income tax provision.

Net income from operations for the first quarter, excluding non-cash gains and losses, as referenced in the table below, was $1.2 million or $0.18 basic earnings per share. This compares to net income from operations for the 2010 first quarter of $1.3 million or $0.18 basic earnings per share.  The decrease of $39,000 in operating earnings in the first quarter of 2011 as compared with the same period last year was primarily the result of an increase non-interest expense and a decrease in gains from the sale of investments partially offset by an increase in net interest income, an increase in non-interest income and a decrease in the provision for income taxes.

Key Balance Sheet Changes at March 31, 2011

•
The Bank is well capitalized at March 31, 2011 with a Tier 1 leverage ratio of 9.26% and a total risk-based capital ratio of 15.44%. The Company’s average equity ratio as a percent of average assets was 12.99% at March 31, 2011 compared to 13.66% at December 31, 2010 and further compared to 9.99% at March 31, 2010.

•
Deposit accounts were at the record level of $576.1 million at March 31, 2011, an increase of $23.9 million from December 31, 2010.  Total deposits increased $70.6 million from March 31, 2010, an increase of $39.4 million in retail deposits combined with an increase of $31.2 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $283.3 million at March 31, 2011 compared to $283.4 million at December 31, 2010 and $293.0 million at March 31, 2010.  The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $36.0 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume, during the trailing twelve months ended March 31, 2011.

•
Investment and mortgage-backed securities totaled $258.1 million at March 31, 2011, an increase of $6.5 million from December 31, 2010, and an increase of $87.3 million from March 31, 2010.  The increase in investment and mortgage-backed securities is primarily the result of the increase in pledged collateral to support our municipal deposit growth and the investment of the net proceeds of the Company’s stock offering.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows.  Borrowings outstanding were $12.0 million at March 31, 2011 a decrease of $11.5 million from March 31, 2010.

•
Total equity at March 31, 2011 was $86.8 million, an increase of $874,000 from December 31, 2011 and an increase of $27.1 million from March 31, 2010.  Net proceeds from the Company’s stock offering completed on July 7, 2010 provided $29.0 million in additional capital partially offset by the allocation of $1.3 million in common stock to the Company’s ESOP plan. The change in total equity is also the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the declaration of cash dividends during the trailing twelve month period.

Key Operating items for first quarter 2011 include:

•
Net interest income was $4.8 million for the three months ended March 31, 2011 compared to $4.3 million for the three months ended March 31, 2010.  Net interest margin was 3.33% for the first quarter of 2011 compared to 3.39% for the first quarter of 2010.

•
Non-interest income was $6.0 million for the three months ended March 31, 2011 compared to $5.8 million for the three months ended March 31, 2010.  This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $283,000 to $4.9 million in the first quarter of 2011 compared to $4.7 million in the comparable 2010 period.

•
Non-cash increase in the fair value recognized on trading (equity) securities was $430,000 for the three months ended March 31, 2011 compared to a non-cash increase of $139,000 for the three months ended March 31, 2010.  Non-cash impairment charges of $204,000 were recorded in the first quarter 2011 on certain investment securities compared with $990,000 in non-cash charges recorded in the first quarter of 2010.

•
Noninterest expense increased to $8.9 million for the three months ended March 31, 2011 compared to $8.3 million for the comparable period in 2010.  This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased report record first quarter net income while continuing to grow our banking and insurance businesses.”  Kallet continued, “Oneida Savings Bank is pleased to report a record level of assets and deposits at March 31, 2011, while our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., once again posted record first quarter revenue.”  Kallet stated, “Oneida Financial Corp. has continued to deploy our business strategies which position us as a diversified banking and financial services company with the acquisition this quarter of a Utica, New York based insurance agency known as the Holmes Agency.”  Kallet concluded, “We appreciate the continued support we have received from our customers and stockholders and we look forward to our continued shared success as a fully public stockholder-owned company.”

Net Interest Income and Margin

First quarter 2011 compared with first quarter 2010

Net interest income was $4.8 million for the first quarter of 2011, an increase of $558,000 from the first quarter of 2010. The net interest margin was 3.33% for the first quarter of 2011, compared to 3.39% for the first quarter of 2010. The yield on interest-earning assets has decreased 49 basis points to 4.13% partially offset by an increase in average interest-earning assets of $76.1 million. For the same period, the cost of interest-bearing deposits decreased 29 basis points to 0.84% while average interest-bearing deposits increased $55.0 million.  The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $15.4 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 44 basis points to 0.91% for the first quarter of 2011 as compared to the first quarter of 2010.

First quarter 2011 compared with linked quarter ended December 31, 2010

Net interest income for the quarter ended March 31, 2011, increased $97,000 from the quarter ended December 31, 2010. The increase in net interest income reflects our increased level of average interest earning assets and consistent net interest margin of 3.33% for the quarter ended December 31, 2010. The yield on interest-earning assets decreased 8 basis points from 4.21% for the quarter ended December 31, 2010 while the cost of interest-bearing liabilities decreased 11 basis points from 1.02% during the fourth quarter of 2010 to 0.91% during the first quarter of 2011.

Provision for loan losses

First quarter 2011 compared with first quarter 2010

During the first quarter of 2011, the Company made a $400,000 provision for loan losses as compared with $400,000 in provision for loan losses during the first quarter of 2010.  Net charge-offs during the current quarter were $35,000.  The provision for loan losses made in the first quarter of 2011 is primarily the result of a specific reserve established on a previously identified problem loan relationship. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.  The Company continues to report an overall low level of net loan charge-offs as compared to its peers.  The ratio of the loan loss allowance to loans receivable was 1.64% at March 31, 2011 compared to 1.13% at March 31, 2010. The increase in the allowance ratio also reflects the specific reserve previously discussed.

First quarter 2011 compared with linked quarter ended December 31, 2010

The provision for loan losses increased by $100,000 during the first quarter of 2011 as compared with the linked prior quarter.  Non-performing loans to total loans were 1.41% at March 31, 2011 as compared with 1.38% at December 31, 2010.   The ratio of the loan loss allowance to loans receivable was 1.64% at March 31, 2011 compared to 1.51% at December 31, 2010.

Non-interest Income

First quarter 2011 compared with first quarter 2010

Noninterest income totaled $6.0 million for the first quarter of 2011, an increase of $209,000 or 3.6% from $5.8 million in the first quarter of 2010. The increase was primarily due to an increase of $283,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries.  The increase in non-interest income was partially offset by a decrease in loan sale and servicing income, which totaled $121,000 in the first quarter of 2011 as compared with $143,000 in the first quarter of 2010. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has decreased in the current quarter as compared with the 2010 period.

First quarter 2011 compared with linked quarter ended December 31, 2010

Noninterest income decreased $95,000 from $6.1 million on a linked-quarter basis, reflecting a decrease in loan sale and servicing income in the first quarter of 2011 of $335,000 and a decrease on service charges on deposit accounts of $71,000, partially offset by an increase in commissions and fees on the sales of non-bank products of $388,000 in the current quarter as compared with the fourth quarter of 2010.

Net Investment Gains (Losses)

First quarter 2011 compared with first quarter 2010

Net investment losses of $224,000 were recorded in the first quarter of 2011 compared with net investment losses of $681,000 in the first quarter of 2010.  During the first quarter of 2011 eight trust preferred securities were reviewed for other-than-temporarily-impairment.  The Company recorded a non-cash charge of $204,000 representing the credit impairment on two trust preferred securities in the first quarter of 2011 as compared with a non-cash impairment charge of $938,000 in the first quarter of 2010.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions.  The Company also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment.  No impairment charge was recorded in the first quarter of 2011 on the Company’s CMO portfolio as compared with a non-cash charge of $52,000 during the first quarter of 2010.  During the first quarter of 2011 the Company realized $20,000 of investment losses, this compares to realized gains of $309,000 during the three months ended March 31, 2010.

First quarter 2011 compared with linked quarter ended December 31, 2010

During the linked quarter ended December 31, 2010, the Company realized net investment losses of $488,000 as the Company recorded non-cash impairment charges of $723,000 representing the credit impairment on five trust preferred securities and one privately-issued collateralized mortgage obligation owned by the Company offset in part by investment gains of $235,000 realized in its mortgage-backed and investment securities portfolio.

Change in the Fair Value of Investments

First quarter 2011 compared with first quarter 2010

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement.   For the three months ended March 31, 2011, the market value of the Company’s trading securities increased $430,000 as compared with an increase of $139,000 in the first quarter of 2010.  The increase in market value of the Company’s trading securities in the first quarter of 2011 is reflective of the increase in broader equity markets during the period.

First quarter 2011 compared with linked quarter ended December 31, 2010

During the linked quarter ended December 31, 2010, the Company recorded non-cash adjustment of $418,000 reflecting an increase in market value of the Company’s trading securities at the end of the fourth quarter of 2010.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results (including non-cash gains and losses recognized under ASC 320) (All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2011	2010
Net interest income	$4,839	$4,281
Provision for loan losses	400	400
Investment losses	(224)	(681)
Change in fair value of investments	430	139
Non-interest income	6,037	5,828
Non-interest expense	8,869	8,344
Income tax provision	400	196
Net income	$1,413	$627
Net income per
basic share	$0.20	$0.09

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2011	2010
Net interest income	$4,839	$4,281
Provision for loan losses	400	400
Investment (losses) gains	(20)	309
Non-interest income	6,037	5,828
Non-interest expense	8,869	8,344
Income tax provision	350	398
Net income	$1,237	$1,276
Net income per
basic share	$0.18	$0.18

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

First quarter 2011 compared with first quarter 2010

Noninterest expense was $8.9 million for the three months ended March 31, 2011 as compared with $8.3 million during the first quarter of 2010. The increase in noninterest expense was primarily due to an increase in compensation and employee benefit expenses combined with an increase in selling expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries.

First quarter 2011 compared with linked quarter ended December 31, 2010

Noninterest expense increased $113,000 in the first quarter of 2011 as compared with the linked prior quarter.  The increase in non-interest expense is primarily the result of an increase in selling expenses associated with our insurance and financial services subsidiaries reflecting the increase in sales of insurance and other non-banking products. Compensation and employee benefit expense decreased by $22,000 as compared with quarter ended December 31, 2010.

Income Taxes

The Company’s effective tax rate was 22.1% for the first quarter of 2011 as compared with an effective tax rate of 23.8% for the first quarter of 2010. For the linked quarter ended December 31, 2010, the Company’s effective tax rate was 13.9%. The lower effective tax rate (for the quarter ended December 31, 2010) was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year.  For the year ended December 31, 2010 the Company’s effective tax rate was 19.6%.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended March 31, 2011 and all quarterly data is unaudited.  Selected financial ratios have been annualized where appropriate.  Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2011	2010	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$683,236	$661,579	$647,926	$613,310	$596,265
Cash and cash equivalents	50,143	33,741	44,942	32,235	42,282
Loans receivable, net	283,330	283,431	285,384	291,267	293,024
Mortgage-backed securities	96,906	89,882	74,252	73,133	65,401
Investment securities	161,218	161,739	152,449	125,033	105,403
Trading securities	7,252	7,691	7,283	6,884	7,757
Goodwill and other intangibles	25,223	24,519	24,620	24,721	24,822
Interest bearing deposits	508,240	486,985	468,286	445,166	444,627
Non-interest bearing deposits	67,896	65,179	66,111	76,153	60,889
Borrowings	12,000	12,000	17,000	23,500	23,500
Total equity	86,794	85,920	88,945	60,694	59,699

Book value per share
(end of period)	$12.32	$12.20	$12.72	$8.49	$8.35
Tangible value per share
(end of period)	$8.74	$8.72	$9.20	$5.03	$4.88

	Quarter Ended
Selected Operating Data:	Mar 31,	Mar 31,
(in thousands except per share data)	2011	2010
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,931	$4,318
Interest and dividends
on investments	2,060	1,512
Interest on fed funds	8	7
Total interest income	5,999	5,837
Interest expense:
Interest on deposits	1,028	1,227
Interest on borrowings	132	329
Total interest expense	1,160	1,556
Net interest income	4,839	4,281
Provision for loan losses	400	400
Net interest income after
provision for loan losses	4,439	3,881
Net investment losses	(224)	(681)
Change in fair value of investments	430	139
Non-interest income:
Service charges on deposit accts	601	622
Commissions and fees on sales
of non-banking products	4,945	4,662
Other revenue from operations	491	544
Total non-interest income	6,037	5,828
Non-interest expense
Salaries and employee benefits	5,587	5,237
Equipment and net occupancy	1,214	1,274
Intangible amortization	103	108
Other costs of operations	1,965	1,725
Total non-interest expense	8,869	8,344
Income before income taxes	1,813	823
Income tax provision	400	196
Net income	$1,413	$627
Net income per common
share ( EPS – Basic )	$0.20	$0.09
Net income per common
share ( EPS – Diluted)	$0.20	$0.09
Cash dividends paid	$0.12	$0.12

	First	Fourth	Third	Second	First
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2011	2010	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,931	$4,104	$4,187	$4,183	$4,318
Interest and dividends
on investments	2,060	1,882	1,823	1,732	1,512
Interest on fed funds	8	11	11	9	7
Total interest income	5,999	5,997	6,021	5,924	5,837
Interest expense:
Interest on deposits	1,028	1,100	1,159	1,197	1,227
Interest on borrowings	132	155	234	279	329
Total interest expense	1,160	1,255	1,393	1,476	1,556
Net interest income	4,839	4,742	4,628	4,448	4,281
Provision for loan losses	400	300	650	300	400
Net interest income after
provision for loan losses	4,439	4,442	3,978	4,148	3,881
Net investment (losses) gains	(224)	(488)	(112)	381	(681)
Change in fair value of investments	430	418	409	(863)	139
Non-interest income:
Service charges on deposit accts	601	672	630	712	622
Commissions and fees on sales
of non-banking products	4,945	4,557	3,845	4,435	4,662
Other revenue from operations	491	903	746	559	544
Total non-interest income	6,037	6,132	5,221	5,706	5,828
Non-interest expense
Salaries and employee benefits	5,587	5,609	5,404	5,196	5,237
Equipment and net occupancy	1,214	1,276	1,196	1,251	1,274
Intangible amortization	103	101	101	101	108
Other costs of operations	1,965	1,770	1,738	1,777	1,725
Total non-interest expense	8,869	8,756	8,439	8,325	8,344
Income before income taxes	1,813	1,748	1,057	1,047	823
Income tax provision	400	243	242	233	196
Net income	$1,413	$1,505	$815	$814	$627
Net income per common
share ( EPS – Basic )	$0.20	$0.21	$0.12	$0.11	$0.09
Net income per common
share ( EPS – Diluted)	$0.20	$0.21	$0.12	$0.11	$0.09
Cash dividends paid	$0.12	$0.12	$0.06	$0.00	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
and Other Data	2011	2010	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.85%	0.92%	0.51%	0.53%	0.42%
Return on average equity	6.52%	6.73%	3.90%	5.41%	4.21%
Return on average tangible equity	9.08%	9.28%	5.54%	9.19%	7.22%
Interest rate spread (2)	3.22%	3.19%	3.24%	3.30%	3.26%
Net interest margin (3)	3.33%	3.33%	3.39%	3.40%	3.39%
Efficiency ratio (4)	80.01%	79.59%	84.66%	81.99%	82.54%
Non-interest income to average assets	3.62%	3.74%	3.30%	3.73%	3.91%
Non-interest expense to average assets	5.28%	5.35%	5.33%	5.44%	5.60%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	115.06%	116.70%	115.59%	109.28%	108.51%
Average equity to average total assets	12.99%	13.66%	13.19%	9.84%	9.99%
Equity to total assets (end of period)	12.70%	12.99%	13.73%	9.90%	10.01%
Tangible equity to tangible assets	9.36%	9.64%	10.32%	6.11%	6.10%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	1.16%	1.15%	1.24%	1.45%	0.90%
Nonperforming loans to
total loans	1.41%	1.38%	0.80%	1.01%	0.11%
Net charge-offs to average loans	0.01%	0.10%	0.00%	0.05%	0.00%
Allowance for loan losses to
loans receivable, net	1.64%	1.51%	1.44%	1.19%	1.13%
Allowance for loan losses to
nonperforming loans	114.45%	107.54%	176.30%	115.57%	1041.01%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	15.44%	15.15%	15.02%	11.25%	11.04%
Tier 1 capital
to risk weighted assets	14.30%	14.11%	14.02%	10.39%	10.21%
Tier 1 capital
to average assets	9.26%	9.17%	9.36%	7.05%	7.08%

1 - Ratios are annualized where appropriate.
2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains (losses) and changes in the fair value of trading securities.
5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.